Exhibit 4.1

$3,000,000,000

AMENDMENT NO. 3

dated as of October 4, 2007

to the Five-Year Credit Agreement

dated as of May 20, 2004

among

Marathon Oil Corporation

The Co-Agents and Other Lenders Party Hereto

Bank of America, N.A.,
as Syndication Agent

Citibank, N.A. and

Morgan Stanley Bank,
as Documentation Agents,

and

JPMorgan Chase Bank, N.A.,
as Administrative Agent

AMENDMENT NO. 3 TO FIVE-YEAR CREDIT AGREEMENT

AMENDMENT dated as of October 4, 2007 to the Five-Year Credit Agreement dated as of May 20, 2004 (as heretofore amended, the “Credit Agreement”) among MARATHON OIL CORPORATION (the “Borrower”), the CO-AGENTS and other LENDERS (the “Lenders”) party hereto, BANK OF AMERICA, N.A., as Syndication Agent, CITIBANK, N.A. and MORGAN STANLEY BANK, as Documentation Agents and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Section 2.16 of the Credit Agreement contemplates that the Commitments under the Credit Agreement may be increased in the manner set forth therein, and the parties wish to memorialize an increase in the Commitments pursuant to this section;

WHEREAS, the parties wish to simultaneously amend Section 2.16(b) of the Credit Agreement as set forth herein to provide for additional increases in the Commitments which may be effected in that manner; and

WHEREAS, no Loans are currently outstanding under the Credit Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

Section 2. Amendment.

(a)           Section 2.16 is amended by inserting, following “Upon execution and delivery by the Borrower and such Lender or other financial institution of an instrument in form reasonably satisfactory to the Administrative Agent”, the language “and the delivery by the Borrower of evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the aggregate amount of the Commitments as the Administrative Agent may reasonably request”.

(b)           Section 2.16(b) of the Credit Agreement is amended by changing the amount specified therein from $3,000,000,000 to $4,000,000,000.

Section 3. Changes in Commitments. With effect from and including the Amendment Effective Date, (i) the Commitment of each Lender shall be the amount set forth opposite the name of such Lender in the Commitment Schedule attached hereto and (ii) the Commitment Schedule attached hereto shall replace the Commitment Schedule attached to the Credit Agreement. On the Amendment Effective Date, the participations in all outstanding Letters of Credit shall be determined such that all Letters of Credit Liabilities are held by the Lenders in proportion to their respective Commitments.

Section 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Event of Default will have occurred and be continuing on such date.

Section 5. Effect of Amendments. Except as expressly set forth herein, the amendments contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

Section 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 8. Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to satisfaction of the following conditions:

(a)           the Administrative Agent shall have received from the Borrower and from Lenders comprising the Required Lenders (which shall in any event include each Lender whose Commitment is increased pursuant to this Amendment) a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

(b)           the Administrative Agent shall have received an opinion of the General Counsel or Assistant General Counsel of the Borrower dated

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as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MARATHON OIL CORPORATION

By:	/s/ P.C. Reinbolt
	Name:	P.C. Reinbolt
	Title:	V.P., Finance & Treasurer

Administrative Agent

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Lender

By:	/s/ Kevin J. Utsey
Name: Kevin J. Utsey
Title: Vice President

Syndication Agent

BANK OF AMERICA, N.A., as Syndication Agent and as Lender

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Senior Vice President

Documentation Agent

MORGAN STANLEY BANK, as a Documentation Agent and as Lender

By:	/s/ Daniel Twenge
Name: Daniel Twenge
Title: Authorized Signatory

CITIBANK, N.A., as a Documentation Agent and as Lender

By:	/s Amy Pincu
Name: Amy Pincu
Title: Attorney-in-Fact

Lenders

ABN AMRO BANK N.V.

By:	/s/ Sheldon Stoughton
Name: Sheldon Stoughton
Title: Managing Director

By:	/s/ Scott Donaldson
Name: Scott Donaldson
Title: Director

BNP PARIBAS

By:	/s/ Brian M. Malone
Name: Brian M. Malone
Title: Managing Director

By:	/s/ Betsy Jocher
Name: Betsy Jocher
Title: Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Linda Terry
Name: Linda Terry
Title: Vice President & Manager

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

By:	/s/ Rainer Meier
Name: Rainer Meier
Title: Vice President

LEHMAN BROTHERS BANK, FSB

By:	/s/ Janine M. Shugan
Name: Janine M. Shugan
Title: Authorized Signatory

NATIONAL CITY BANK

By:	/s/ Thomas E. Redmond
Name: Thomas E. Redmond
Title: Senior Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director

SOCIETE GENERALE

By:	/s/ Stephen W. Warfel
Name: Stephen W. Warfel
Title: Managing Director

FIFTH THIRD BANK

By:	/s/ Mike Mendenhall
Name: Mike Mendenhall
Title: Vice President

THE BANK OF NEW YORK

By:	/s/ Hussam S. Alsahlani
Name: Hussam S. Alsahlani
Title: Vice President

COMERICA BANK

By:	/s/ Mark B. Grover
Name: Mark B. Grover
Title: First Vice President

CREDIT SUISSE, Cayman Islands Branch, formerly known as CREDIT SUISSE FIRST BOSTON

By:	/s/ David Dodd
Name: David Dodd
Title: Vice President

By:	/s/ Christopher Reo Day
Name: Christopher Reo Day
Title: Associate

DNB NOR BANK ASA

By:	/s/ Asa Jemseby Rodgers
Name: Asa Jemseby Rodgers
Title: Vice President

By:	/s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Vice President

MIZUHO CORPORATE BANK, LTD.

By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Matthew Main
Name: Matthew Main
Title: Managing Director

STANDARD CHARTERED BANK

By:	/s/ Benjamin Velazquez
Name: Benjamin Velazquez
Title: Director

By:	/s/ Robert K. Reddington
Name: Robert K. Reddington
Title: AVP/Credit Documentation

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ David A. Buck
Name: David A. Buck
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Allison Newman
Name: Allison Newman
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ William S. Rogers
Name: William S. Rogers
Title: Vice President

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice-President

US BANK, N.A.

By:	/s/ Frances W. Josephic
Name: Frances W. Josephic
Title: Vice President

BAYERISCHE LANDESBANK, acting through its Cayman Islands Branch

By:	/s/ Craig Anderson
Name: Craig Anderson
Title: First Vice President

By:	/s/ Donna M. Quilty
Name: Donna M. Quilty
Title: Vice President

RIYAD BANK

By:	/s/ William B. Shepard
Name: William B. Shepard
Title: General Manager

By:	/s/ Harlene Sridharan
Name: Harlene Sridharan
Title: Operations Manager

ARAB BANKING CORPORATION

By:	/s/ Robert Ivosevich
Name: Robert Ivosevich
Title: General Manager

By:	/s/ Rami El-Rifai
Name: Rami El-Rifai
Title: Vice President

COMMITMENT SCHEDULE

Lender	Commitment

JPMorgan Chase Bank, N.A.	$295,000,000
Bank of America, N.A.	$295,000,000
Morgan Stanley Bank	$295,000,000
Citibank, N.A.	$295,000,000
BNP Paribas	$125,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$125,000,000
Deutsche Bank AG, New York Branch	$125,000,000
National City Bank	$125,000,000
The Bank of Nova Scotia	$125,000,000
Societe Generale	$125,000,000
ABN Amro Bank, N.V.	$100,000,000
Fifth Third Bank	$90,000,000
Lehman Brothers Bank, FSB	$85,000,000
DnB NOR Bank ASA	$75,000,000
William Street Commitment Corporation	$60,000,000
U.S. Bank, N.A.	$60,000,000
Comerica Bank	$60,000,000
Credit Suisse, Cayman Islands Branch	$60,000,000
Mizuho Corporate Bank, Ltd	$60,000,000
The Royal Bank of Scotland plc	$60,000,000
Standard Chartered Bank	$60,000,000
Sumitomo Mitsui Banking Corporation	$60,000,000
Wachovia Bank, National Association	$40,000,000
Wells Fargo Bank, N.A.	$40,000,000
The Bank of New York	$35,000,000
Bayerische Landesbank, Cayman Islands Branch	$35,000,000
Riyad Bank	$35,000,000
Banco Bilbao Vizcaya Argentaria	$25,000,000
Amegy Bank National Association	$15,000,000
Arab Banking Corporation	$15,000,000
Total	$3,000,000,000